Press Release
For Immediate Release

Company Contact:
William Swain
GraphOn Corporation
1.800.GRAPHON
Bill.Swain@GraphOn.com



GraphOn Corp. Announces Third Quarter Financial Results

SANTA CRUZ, CA, USA - November 4, 2008 - GraphOn Corporation (OTCBB: GOJO), a leading worldwide developer of thin-client application publishing and Web-enabling solutions, today announced financial results for the third quarter of 2008.

Financial Highlights
Revenue was approximately $1.6 million for the three months ended September 30, 2008, as compared to approximately $1.3 million for the same period of 2007. Revenue was approximately $4.3 million for the nine months ended September 30, 2008, as compared to approximately $3.7 million for the same period of 2007. The net loss for the three months ended September 30, 2008 was approximately $0.6 million, as compared to the approximately $1.0 million net loss for the same period of 2007. The net loss for the nine months ended September 30, 2008 was approximately $2.0 million, as compared to the approximately $3.0 million net loss for the same period of 2007. The loss per common share for the three months ended September 30, 2008 was $0.01 per share, as compared to $0.02 per share for the same period of 2007. The loss per common share for the nine months ended September 30, 2008 was $0.04 per share as compared with a loss of $0.07 per share for the same period in 2007.

"We are pleased with the progress that we have achieved in both the current quarter and nine-month period as compared to the same periods in 2007," Robert Dilworth, Chairman and CEO, said. "We remain cautiously optimistic about the future growth of our GO-Global revenue during this year of financial turmoil in other business markets. We are continuing to invest in new capabilities for our GO-Global products and in the development of new products which are proceeding on schedule and are expected to provide growth in the future."

About GraphOn Corporation
GraphOn Corporation is a publicly-traded company headquartered in Santa Cruz, California. For over a decade, GraphOn has been an innovator of cost-effective, advanced solutions that help customers access applications from anywhere. GraphOn's high-performance software provides fast remote access, cross-platform connectivity, and a centralized architecture that delivers a dramatically lower cost of ownership. The company's solutions run under Microsoft (MSFT) Windows, Linux and UNIX, including Sun (JAVA) Solaris, IBM AIX, Hewlett-Packard (HPQ) HP-UX, and others. For more information, call 1.800.GRAPHON or visit www.graphon.com.

This press release contains statements that are forward looking as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These statements are based on current expectations that are subject to risks and uncertainties. Actual results will differ due to factors such as shifts in customer demand, product shipment schedules, product mix, competitive products and pricing, technological shifts and other variables. Readers are referred to GraphOn's most recent periodic and other reports filed with the Securities and Exchange Commission.

GraphOn and GO-lobal are registered trademarks of GraphOn Corp. All other trademarks belong to their respective owners.


                                    # # #

 GRAPHON CORPORATION
 Condensed Consolidated Balance Sheets

                                                        (Unaudited)
                                                       September 30,     December 31,
                                                            2008             2007
 Assets                                                -------------    -------------
 Cash and cash equivalents                              $ 4,201,900      $ 5,260,800
 Accounts receivable, net                                   852,400          886,600
 Prepaid expenses                                            62,100           42,600
                                                       -------------    -------------
 Total current assets                                     5,116,400        6,190,000
                                                       -------------    -------------
 Patents, net                                             2,074,500        2,741,300
 Other assets, net                                          203,000          143,100
                                                       -------------    -------------
 Total assets                                           $ 7,393,900      $ 9,074,400
                                                       =============    =============

 Liabilities and stockholders' equity
 Accounts payable and accrued liabilities               $   907,800      $   867,200
 Deferred revenue - short term                            1,588,900        1,475,000
 Deferred revenue - long term                             1,806,500        1,833,100
 Other long term liability                                   28,400                -
 Stockholders' equity                                     3,062,300        4,899,100
                                                       -------------    -------------
 Total liabilities and stockholders' equity             $ 7,393,900      $ 9,074,400
                                                       =============    =============


Condensed Consolidated Statements of Operations


                                               Three months ended                   Nine months ended
                                                  September 30,                       September 30,
                                         ------------------------------    --------------------------------
                                              2008             2007              2008             2007
                                          (Unaudited)      (Unaudited)       (Unaudited)      (Unaudited)
                                         -------------    -------------    --------------    --------------
 Revenue                                  $ 1,594,100      $ 1,270,300      $  4,279,500       $ 3,715,700
 Cost of revenue                              136,600          113,900           441,900           356,100
                                         -------------    ------------     --------------    --------------
 Gross profit                               1,457,500        1,156,400         3,837,600         3,359,600
                                         -------------    ------------     --------------    --------------
 Selling and marketing                        473,700          438,100         1,309,400         1,291,500
 General and administrative                 1,015,000        1,261,000         2,925,500         3,372,400
 Research and development                     628,600          446,600         1,714,400         1,757,300
                                         -------------    ------------     --------------    --------------
 Total operating expenses                   2,117,300        2,145,700         5,949,300         6,421,200
                                         -------------    ------------     --------------    --------------
 Loss from operations                        (659,800)        (989,300)       (2,111,700)       (3,061,600)
 Other income, net                             17,700           11,400            70,300            45,400
                                         -------------    ------------     --------------    --------------
 Loss before income taxes                    (642,100)        (977,900)       (2,041,400)       (3,016,200)
 Income taxes                                   1,100            1,700             2,700             5,600
                                         -------------    ------------     --------------    --------------
 Net loss                                 $  (643,200)     $  (979,600)     $ (2,044,100)     $ (3,021,800)
                                         =============    =============    ==============    ==============
 Loss per common share
  - basic and diluted                     $     (0.01)     $     (0.02)     $      (0.04)     $      (0.07)
                                         =============    =============    ==============    ==============
 Weighted average shares outstanding
  - basic and diluted                      47,084,241       46,764,015        47,090,128         46,418,462
                                         =============    =============    ==============    ==============